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                                                                   Exhibit 14(b)
                                                                   -------------



                         Independent Auditors' Consent



     We consent to the use in the Combined Proxy/Registration Statement on Form N-14 of the Achievement Funds/Wells Fargo Funds relating to the financial statements of: Achievement Equity Fund, Achievement Balanced Fund, Achievement Municipal Bond Fund, Achievement Idaho Municipal Bond Fund, Achievement Intermediate Term Bond Fund and Achievement Short Term Bond Fund on Form N-14, of our report dated March 15, 2000, appearing in the Combined Proxy/Registration Statement, and to the reference to us under the heading "SERVICE PROVIDERS" in Part A of such Combined Proxy/Registration Statement.



/s/  Deloitte & Touche LLP
--------------------------
Deloitte & Touche LLP
New York, New York
December 28, 2000

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